UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2026
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GRAIL, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-42045	86-3673636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1525 O’Brien Drive Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 694-2553

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (“Annual Meeting”) of GRAIL, Inc. (the “Company”) was held on June 18, 2026. Of the 42,916,593 shares of the Company’s common stock entitled to vote at the Annual Meeting as of the April 22, 2026 record date, 35,076,394 shares were represented at the beginning of the meeting in person or by proxy, constituting a quorum. The following are voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2026.

Proposal 1: The Company’s stockholders elected two Class II Directors to serve until the Annual Meeting of Stockholder to be held in 2029 and until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Name	Votes For	Withheld	Broker Non-Votes
Sarah Krevans	18,929,398	2,972,804	13,174,192
Steven Mizell	16,998,081	4,904,121	13,174,192

Proposal 2: The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,611,318	57,682	407,394	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAIL, INC.

Date:	June 22, 2026	By:	/s/ Abram Barth
		Name:	Abram Barth
		Title:	Chief Legal Officer and Secretary